Exhibit 10.1.1

Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the North American Portability Management LLC, as successor to Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:

•	LNP, LLC (Midwest)

•	Southwest Region Portability Company, LLC

•	Western Region Telephone Number Portability, LLC

•	Southeast Number Portability Administration Company, LLC

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	West Coast Portability Services, LLC

AMENDED AND RESTATED

STATEMENT OF WORK NO. 24

FOR

CONTINUING CERTIFICATION TESTING (CCT)

CONFIDENTIAL

Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

AMENDED AND RESTATED STATEMENT OF WORK

FOR

CONTINUING CERTIFICATION TESTING (CCT)

1.	PARTIES & EFFECTIVENESS

This Revision 6 (the “Revision”) to Statement of Work No. 24 (this “SOW”) amends and restates in its entirety the SOW in effect immediately prior the SOW Effective Data (as that term is defined below), and is entered into pursuant to Article 13 and Article 30 of, and upon execution shall be a part of, the Contractor Services Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the SOW Revision Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”) by and between NeuStar, Inc. (“Contractor”) and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).

2.	EFFECTIVENESS AND SUBSCRIBING CUSTOMERS

This Revision of the SOW shall be effective as of the last date of execution below (the “SOW Revision Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).

•	LNP, LLC (Midwest)

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC

The number in the upper left-hand corner refers to this Statement of Work. Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

3.	APPLICABLE DOCUMENTS

The following internal documents are applicable to the Additional Services contemplated under this SOW:

✓	Requirements Traceability Matrix
✓	System Design
✓	Detailed Design
✓	Integration Test Plan
✓	System Test Plan
✓	NPAC Software Development Process Plan
✓	User Documentation

Effective on the SOW Completion Date (defined below), the term Specifications as used in the Master Agreements shall mean the Specifications as defined therein and as modified and amended pursuant to Statements of Work under the Master Agreements through and including this Statement of Work.

4.	IMPACTS ON MASTER AGREEMENT

None	Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
None	Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit M Software Escrow Agreement
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back Up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)

5.	SCOPE OF ADDITIONAL SERVICES

Contractor shall perform the Additional Services set forth herein. The Additional Services under this SOW consist exclusively of the activities set forth in this Article 5.

5.1	No Enhancements

The Additional Services set forth in this SOW are not an Enhancement to the NPAC/SMS as defined under the Master Agreement.

5.2	Purpose

The Additional Services ensure that all Users are maintaining a system that does not impact the NPAC/SMS and other providers when the NPAC/SMS software application is changed or modified as required under any other statement of work. Users’ systems must support new NPAC/SMS Software releases subject to Change Orders issued by the North American

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

Numbering Council (NANC) and incorporated into statements of work negotiated between Contractor the Customer. User systems that do not meet these requirements may be a significant inhibitor of systems’ operations and efficiency for local number portability across the industry. This Article defines the requirements for ensuring that all Users are maintaining a system that does not adversely impact the NPAC/SMS and other providers when the NPAC/SMS software application is changed. This SOW also defines the process for ensuring certification for NPAC/SMS Software releases agreed to by the Subscribing Customers and as implemented by Contractor.

5.3	Changes Resulting from Revision 6

The SOW is revised by this Revision to reflect the decision by the LNPA Working Group, at its March 14, 2012 meeting, to eliminate vendor Interoperability (ITP) testing and replace it with vendor Turn-Up Testing (TUT). That is, both local system developers and SOA/LSMS Users each separately will perform the complete set of required Turn-Up test cases. The term “Continuing Certification Process” (CCP) is replaced with the term “Continuing Certification Testing” (CCT).

5.4	Continuing Certification Testing

Each local system (i.e., Service Order Administration [SOA] or Local Service Management System [LSMS]) developer and User shall satisfactorily complete CCT provided for in each SOW. A User shall not establish or maintain an active association with the NPAC following the production release of an NPAC/SMS Software version subject to each SOW, unless and until both the local system developer and the User have satisfactorily completed the CCT. The foregoing requirement to satisfactorily complete CCT applies to all scenarios described in Section 5.7 below, except scenario (a). For a given SOA or LSMS system configuration, local system developer testing must be completed before User testing is begun.

5.5	Initial Suspension

If both local system developer and User do not satisfactorily complete such CCT at least five (5) calendar days prior to date on which a new version of the NPAC/SMS Software is implemented in any Service Area, as set forth in the applicable SOW Project Plan of the statement of work for the implementation of such a release, and such User has not voluntarily agreed to suspend its association with the NPAC/SMS at least one (1) calendar day prior to the new production release date, then Contractor may suspend the User’s association and User shall not be allowed to re-establish its association unless or until both User and its local system developer have completed CCT (the “Initial Suspension”). Contractor shall notify the appropriate Subscribing Customer or Project Executive of the date such Initial Suspension occurred. During any suspension of User’s association in accordance with this SOW, User shall remain obligated with respect to all charges as would otherwise be charged under the Master Agreement and User Agreement.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

If a User fails to complete CCT within the time allotted, as set forth in the applicable SOW Project Plan, and Contractor has suspended such User’s association, then Contractor shall notify User that User has thirty (30) calendar days (the “Initial Suspension Period”), from receipt of such notification in which to complete CCT. During the Initial Suspension Contractor shall furnish one (1) bulk data download (“BDD”) per applicable NPAC/SMS Service Area per calendar day without charge and User shall accept and install such BDD. Upon expiration of the Initial Suspension period, Contractor shall have the right to exercise one (1) of the following options (Contractor may consult with Subscribing Customers on a case-by-case basis about which option is selected):

Option 1 - Continued Suspension

After the Initial Suspension period Contractor may continue the User’s applicable User Agreement by providing notice thereof no later than the end of the Initial Suspension Period, and thus continue providing User with BDDs (the “Continued Suspension Period”). In such a case, Contractor shall provide one (1) BDD per applicable NPAC/SMS Service Area per calendar day for a fee (see Attachment A for pricing) and User shall accept and install such BDD.

Option 2 - Termination

The User’s applicable User Agreement shall terminate if Contractor (a) does not elect during the Initial Suspension Period to continue the User Agreement or (b) provides notice of termination during any Continued Suspension Period. User shall be charged and be liable for all fees associated with subsequently establishing service as a new User.

5.6	Amendment to Section 10.1(e) of User Agreement

Each User Agreement is hereby amended to add a new paragraph (e) to Section 10.1 (concerning termination), reading, in its entirety, as follows:

(e) immediately, upon the expiration of a thirty (30) day period following receipt of written notice from Contractor that the User has not satisfactorily completed Continuing Certification Testing, unless Contractor elects, at its option, to continue the User Agreement, notice of which must be provided to the User no later than the end of the forgoing thirty (30) day period, until Contractor otherwise terminates the User Agreement upon written notice.

5.7	Requirements for Turn-Up Testing

TUT, which includes both new NPAC/SMS Software release functionality testing and regression testing, must be performed on a developer’s local system software and on a User’s local system software anytime a change is made to the interface (GDMO or ASN.1) of either the NPAC/SMS

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

or the local system. In the event that the interface change is initiated by the NPAC/SMS, both the local system developers and Users shall perform Turn-Up testing on each version of the local system software that a User potentially may use with the new NPAC/SMS interface. However, in the case where the User also is the local system developer, the second round of Turn-Up testing which User otherwise would perform is not required as part of the Continuing Certification Testing.

The following sets forth the required level of testing for specific scenarios:

(a) When a local product (SOA/LSMS) is compiled with the current interface model, and a new local feature (SOA/LSMS feature) is implemented that does NOT involve a change in the use of the interface model, and the NPAC/SMS is compiled with the current model, then Turn-Up Testing is optional. Test cases to be performed at the discretion of local system developers and Users. In this situation standard regression test cases shall be performed.

(b) When a local product (SOA/LSMS) is compiled with the current interface model, and no new local features are implemented that involve the interface, and the NPAC/SMS is compiled with the new interface model, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases shall be performed.

(c) When a local product (SOA/LSMS) is compiled with the new interface model, and no new local features are implemented that involve the interface, and the NPAC/SMS is compiled with the new interface model, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases shall be performed.

(d) When a local product (SOA/LSMS) is compiled with the new interface model, and new local features are implemented that involve the interface, and the NPAC/SMS is compiled with the new interface model, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases and new functionality test cases shall be performed.

(e) When a local product (SOA/LSMS) is compiled with the current interface model, and new local features are implemented that involve the interface, and the NPAC/SMS is compiled with the current model, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases and new functionality test cases shall be performed.

(f) When the operating system software of a local product (SOA/LSMS ) is upgraded, and this results in any OSI stack or CMIP toolkit change, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases shall be performed.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

(g) When the operating system of a local product (SOA/LSMS) is changed (e.g. OS vendor A to OS vendor B), then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases shall be performed.

(h) When the hardware of a local product (SOA/LSMS) is changed, then Turn-Up Testing by both local system developers and Users is required. In this situation, standard regression test cases shall be performed.

6.	OUT OF SCOPE SERVICES

This SOW contains the agreed-upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW and for which Contractor shall be compensated in accordance with Section 6, herein, shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in Article 5, Scope of Additional Services. Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with the Master Agreement and, specifically, Article 13.

7.	PROJECT SCHEDULE

The schedule set forth in the following table is a summary of tasks and time frames for implementation:

Phase	Summary Milestone	Interval

Phase 0.0	Statement of Work Effective	Week 0

Phase 1.0	Develop Communication and Education Plan for local system (SOA/LSMS) Developers and Users	Week 1

Phase 2.0	Notify Subscribing Customers of CCT Procedures	Week 2

8.	PRICING

8.1	Obligation

Upon execution of this Revision, Contractor shall be entitled to full compensation for Additional Services in the amount and on the terms and conditions set forth herein. Such compensation shall be the obligation of each User. For the purposes of and in accordance with Section 23.3 (“Users’ Liability for Payments”) of the Master Agreement, these Additional Services shall be considered by all Users to be services performed prior to any effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the charged User(s) as provided for herein.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

8.2	Amendment to Master Agreement - CCT Pricing

Pricing under this SOW is set forth Attachment A hereto, which amends Schedule 1 (Service Element Fees/Unit Pricing) under Exhibit E (Pricing Schedules) of the Master Agreement by adding the two Service Elements under Category 2 as set forth in Attachment A.

8.3	Invoicing and Payment

Contractor shall prepare invoices (separate from Master Agreement invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar month and send to each User for the amount of its User Charges. All invoices shall be due and payable within thirty (30) days after the date of the invoice.

8.4	Collection and Remedies

Collections and remedies hereunder with respect to a User shall be subject the User’s applicable NPAC/SMS User Agreement. Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing. Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due.

8.5	Late Fee

Late payments will be subject to a 1.25% interest charge per month, or, if lower, the maximum rate permitted by law.

8.6	Taxes

Each Allocated Payor is to remit to or reimburse Contractor for any taxes that an Allocated Payor is obligated to pay by law, rule or regulation, or under the Master Agreement, this SOW, or its respective NPAC/SMS User Agreement.

8.7	No Withholding

Users may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to such User. If re-invoice occurs following the thirty (30) day payment schedule, such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User. User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within thirty (30) days after receipt of notice thereof. All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute concerning how a User, as an Allocated Payor, is allocated charges under the Allocation Model (as those terms are defined in the Master Agreement).

9.	MISCELLANEOUS

9.1 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the SOW Revision Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Revision Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this SOW. From and after the SOW Revision Effective Date, the SOW shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this SOW nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

9.2 If any provision of this SOW is held invalid or unenforceable the remaining provision of this SOW shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this SOW or the Master Agreement, this SOW is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this SOW shall be rescinded and of no further force or effect retroactively to the SOW Revision Effective Date. Consequently, the Master Agreement in effect immediately prior to the SOW Revision Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this SOW. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the SOW Revision Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Exhibit E from the SOW Revision Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical Billing Cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

9.3. This SOW Revision may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

9.4 If at any time hereafter a customer, other than a Subscribing Customer that is a party hereto, desires to become a party hereto, then such customer may become a party hereto by executing a joinder agreement under which it agrees to be bound by the terms and conditions of this SOW, as modified from time to time.

9.5 This SOW is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

9.6 This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR: NeuStar, Inc.

By:	/s/ Bradley D. Smith
Its:	Controller
Date:	9-17-12

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:	/s/ Melvin Clay
Its:	NAPM LLC Co-Chair
Date:	9/6/2012

By:	/s/ Timothy Decker
Its:	NAPM LLC CO-CHAIR
Date:	9/7/2012

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Statement of Work No. 24 Revision 6 (NE)
SOW:		No
	✓	Yes

ATTACHMENT A

TO

STATEMENT OF WORK NO. 24, REVISION 6

Amendment to Schedule 1, Category 2, of Exhibit E

Category	Service Element	Unit	Price

	Bulk Data Download provided to User with suspended association during the Initial Suspension period.	BDD per NPAC Service Area provided during Initial Suspension period (one per day per applicable NPAC Service Area must be accepted).	No charge for one BDD in each NPAC region per day.

	Bulk Data Download provided to User with suspended association during the Continued Suspension period.	BDD per NPAC Service Area provided during Continued Suspension period (one per day per applicable NPAC Service Area must be accepted), as provided by SOW 24, as revised.	$500 for each NPAC region BDD.

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